EX-23.1

CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 25	Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated August 4, 2006 with exceptions to January 17, 2007, with respect to the consolidated financial statements included in the filing of the S-8 Registration Statement of  Elgrande International, Inc. for the fiscal year ended May 31, 2006 and 2005.

/s/ CHISHOLM, BIERWOLF & NILSON

Chisholm, Bierwolf & Nilson, LLC

Bountiful, UT

April 12, 2007